UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 14, 2014 (November 12, 2014)

IMMERSION CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	000-27969	94-3180138
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

30 Rio Robles

San Jose, California 95134

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (408) 467-1900

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (See General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On November 12, 2014, Immersion Corporation, a Delaware corporation (the “Company”), entered into a First Amendment to Office Lease with BSREP Rio Robles LLC (as successor-in-interest to Carr NP Properties, LLC) (the “Landlord”), which amends an Office Lease between the parties dated September 15, 2011 (the “Lease”), and pursuant to which the Company has leased certain premises of approximately 42,000 square feet located at 50 Rio Robles Drive, San Jose, California (the “Premises”) to serve as the Company’s new corporate headquarters (the “Amendment”). The term of the Amendment commences ninety (90) days after the Landlord delivers the Premises to the Company (the “Commencement Date”), and expires eight (8) years after the Commencement Date (the “Term”). The Company has an option to extend the Term for an additional five (5) years.

The Amendment provides for base rent as follows:

Amendment Term Month	Annualized Base Rent	Monthly Installments
1 – 12	$521,314.56	$43,442.88
13 – 24	$536,352.48	$44,696.04
25 – 36	$802,022.40	$66,835.20
37 – 48	$826,083.00	$68,840.25
49 – 60	$850,865.52	$70,905.46
61 – 72	$876,391.56	$73,032.63
73 – 84	$902,683.32	$75,223.61
85 – 96	$929,763.84	$77,480.32

In addition, pursuant to the Amendment, Landlord will continue to hold Company’s security deposit in the amount of $100,000, which was previously provided to Landlord under the Lease.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Exhibit Title

10.1	First Amendment to Office Lease dated November 12, 2014 by and between Immersion Corporation and BSREP Rio Robles LLC[1]

[1]	The exhibits to the Amendment have been omitted, and are available upon request

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IMMERSION CORPORATION

Date: November 14, 2014	By:	/S/ AMIE PETERS
	Name:	Amie Peters
	Title:	General Counsel and VP, Legal